Exhibit 1

AGREEMENT OF JOINT FILING

NALCO HOLDING COMPANY

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of November, 2004.

APOLLO INVESTMENT FUND V, L.P.

By:	APOLLO ADVISORS V, L.P. Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT V, INC. Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner Vice President

APOLLO/NALCO ACQUISITION LLC

BY:	APOLLO MANAGEMENT V, L.P., its Manager

	BY:	AIF V Management, Inc. its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner Vice President

AP NALCO L.P.

By:	APOLLO ADVISORS V, L.P. Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT V, INC. Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner Vice President

APOLLO MANAGEMENT V, L.P.

By:	AIF V MANAGEMENT, INC. Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner Vice President

APOLLO ADVISORS V, L.P.

By:	APOLLO CAPITAL MANAGEMENT V, INC. Its General Partner

	By:	/s/ Michael D. Weiner
Michael D. Weiner Vice President